U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

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Date of Report (Date of earliest event reported)  . . . . . . .   August 3, 1998


                         WORLDPORT COMMUNICATIONS, INC.
      (Exact name of small business registrant as specified in its charter)

     Delaware                   33-32341-D               84-1127336
 ------------------        -------------------       --------------------
    (State or other      (Commission File Number)      (I.R.S. Employer
     Jurisdiction                                       Identification Number)
   of incorporation)


                            1825 Barrett Lakes Blvd.
                                    Suite 100
                               Kennesaw, GA  30144
                           --------------------------
                         (Address, including zip code of
                          principal executive offices)

                                 (770) 792-8735
                           ---------------------------
                         (Registrant's telephone number)

Item 2.   Acquisition or Disposition of Assets

On August 3, 1998, the Registrant completed the acquisition of International InterConnect, Inc. ("IIC"), a corporation specializing in international long distance services primarily via international callback, which are marketed through international distributors primarily in Latin America. The transaction was effected through a merger of IIC with and into a wholly-owned subsidiary of the Registrant. In the merger, the sole stockholder of IIC will receive an aggregated of $750,000 cash and 916,520 shares of the Registrant s Common Stock, $.0001 par value per share. The consideration was determined through arm s length negotiations.

Item 7.   Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired.

          Audited Financial Statements of IIC for the years ended December 31, 1997 and 1996 and the Unaudited Financial Statements of IIC for the three months ended March 31, 1998.

     (b)  Pro Forma Financial Information

          Unaudited Pro Forma Consolidated Financial Statements of the Registrant for the year ended December 31, 1997 and the three months ending March 31, 1998.

     (c)  Exhibits

          Exhibit No.    Description

               2.1 Merger Agreement, dated May 22, 1998, by and among WorldPort Communications, Inc., IIC Acquisition Corp., International InterConnect, Inc. and Mr. Ralph
                         Abravaya,  with attached list of schedules.
               2.2       Amendment to Merger Agreement, dated July 30, 1998, by
                         and among WorldPort Communications, Inc., IIC
                         Acquisition Corp., International InterConnect, Inc. and Mr. Ralph Abravaya.
               99.1 Audited Financial Statements of IIC for the years ended December 31, 1997 and 1996 and the Unaudited Financial Statements of IIC for the three months ended March 31, 1998
               99.2 Unaudited Pro Forma Consolidated Financial Statements of the Registrant for the year ended December 31, 1997 and the three months ending March 31, 1998

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              WORLDPORT COMMUNICATIONS, INC.
Date:   August 13, 1998


                              By:  /s/ Phillip S. Magiera
                              Name: Phillip S. Magiera
                              Title:  Chief Financial Officer